UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

Consolidated Edison Company of New York, Inc. (CECONY), the staff of the New York State Public Service Commission (NYSPSC) and other parties entered into a Joint Proposal, dated as of December 31, 2013, with respect to the company’s rates for electric, gas and steam delivery service. The Joint Proposal is subject to NYSPSC approval.

CECONY - Electric

The Joint Proposal, with respect to CECONY’s rates for electric delivery service, covers the two-year period January 2014 through December 2015 and is designed to produce a reduction in annual revenues of $76 million in the rate year ending December 2014 and an increase in annual revenues of $124 million in the rate year ending December 2015. To provide rate stability, the designed revenue changes are proposed to be implemented with zero revenue changes in each rate year and deferral of the impact of the designed revenue changes (which will result in a $30 million regulatory liability at December 31, 2015). The Joint Proposal reflects the following major items with respect to CECONY’s rates for electric delivery service:

•	A weighted average cost of capital of 7.05 percent and 7.08 percent for the rate years ending December 31, 2014 and 2015, respectively, reflecting:

•	return on common equity of 9.2 percent;

•	cost of long-term debt of 5.17 percent and 5.23 percent for the rate years ending December 31, 2014 and 2015, respectively;

•	common equity ratio of 48 percent; and

•	average rate base of $17,323 million and $18,113 million for the rate years ending December 2014 and 2015, respectively.

•	Capital expenditures of $1,487 million (including $180 million for storm hardening) and $1,708 million (including $278 million for storm hardening) in the rate years ending December 31, 2014 and 2015, respectively. These expenditures do not include expenditures for certain transmission projects (the Indian Point Contingency Plan projects) approved by the NYSPSC in October 2013 for which the NYSPSC endorsed the method by which the costs and benefits associated with the projects will be allocated among load serving entities and filed with the Federal Energy Regulatory Commission.

•	Deferral as a regulatory liability of the revenue requirement impact (i.e., return on investment, depreciation and income taxes) of the amount, if any, by which (A) actual average net plant balances for the 24 months ending December 2015 allocable to the company’s electric business for (i) transmission and distribution, including municipal infrastructure support and excluding the Indian Point Contingency Plan projects (T&D), (ii) storm hardening, and (iii) generation and shared services (Other) are less than (B) amounts reflected in rates for the respective category for such period, provided that deferral is not required with respect to storm hardening or the reliability component of T&D if, among other things, the sum of the average net plant balances for these categories is at least equal to the sum of the amounts reflected in rates for the categories. The amounts reflected in rates are:

	Rate Year Ending December 31,
(millions of dollars)	2014	2015
T&D	$16,869	$17,401
Storm hardening	89	177
Other	2,034	2,102

•	Deferral as a regulatory asset or liability, as the case may be, of the related revenue requirement impact if, for the rate year ending December 2015, the NYSPSC determines that planned capital expenditures for storm hardening should be more or less than the amount reflected in rates.

•	Revenues for each of the rate years ending December 2014 and 2015 include $21 million as funding for a major storm reserve. For each major storm, the company will be able to charge against the reserve 98 percent of its incremental costs, other than capital expenditures, that are incurred not later than 30 days following the date on which the company is able to serve all customers. If major storm costs chargeable to the reserve are more or less than $21 million in either rate year, the company will defer the difference as a regulatory asset or liability, as the case may be. For incremental major storm costs incurred later than 30 days after the date the company is able to serve all customers, the company may file a petition with the NYSPSC for authorization to defer such costs as a regulatory asset.

•	Revenues for each of the rate years ending December 2014 and 2015 include $107 million with respect to major storm costs the company previously deferred (including for Superstorm Sandy) reflecting a three-year amortization of the deferred costs. The company’s collection from customers of amounts with respect to deferred major storm costs is subject to potential refund following NYSPSC staff review of the costs.

•	Sharing with electric customers of any actual earnings, excluding the effects of certain items, above specified percentage returns on equity (based on actual average common equity ratio, subject to a 50 percent maximum) as follows:

•	for each of the rate years ending December 2014 and 2015, the company will allocate to customers the revenue requirement equivalent of 50 percent of earnings above 9.8 percent up to and not including 10.45 percent, 75 percent of earnings equal to or in excess of 10.45 percent up to and not including 10.95 percent and 90 percent of earnings equal to or in excess of 10.95 percent;

•	for each of the rate years ending December 2014 and 2015, the company will apply 50 percent of its share of any such earnings, and 100 percent of the customers’ share, to reduce regulatory assets for environmental remediation costs and other costs; and

•	in the event the company does not file for a rate increase to take effect in January 2016, the earnings sharing levels for the rate year ending December 2015 will continue in effect, calculated on an annual basis, until base rates are reset by the NYSPSC.

•	Deferral as a regulatory asset or liability, as the case may be, of differences between the actual level of certain expenses, including, among others, expenses for pension and other postretirement benefits, environmental remediation, property taxes and variable rate tax-exempt debt, and amounts for those expenses reflected in rates (with deferral for the difference in property taxes limited to 90 percent of the difference, subject to annual maximum for the remaining 10 percent of the difference of not more than a 10 basis point impact on return on common equity).

•	Continuation of a revenue decoupling mechanism under which the company’s actual electric delivery revenues would be compared, on a periodic basis, with the delivery revenues reflected in rates, with the difference accrued as a regulatory liability or a regulatory asset, as the case may be.

•	Continuation of the rate provisions pursuant to which the company recovers its purchased power and fuel costs from electric customers. With respect to certain transmission service that commenced in May 2012 pursuant to the open access transmission tariff of PJM Interconnection L.L.C., the company in 2014 will recover charges incurred from April 2013 to December 2013 in excess of amounts that were reflected in rates (approximately $20 million) and will recover all charges incurred commencing January 2014.

•	Continuation of provisions for potential operations penalties (up to approximately $176 million annually) if certain electric performance targets are not met.

•	Continuation of collection from electric customers of $249 million on an annual basis subject to potential refund in the NYSPSC proceeding commenced in February 2009 to examine the prudence of certain company expenditures following the arrests of certain employees (see “Other Regulatory Matters” in Note B to the company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013).

CECONY - Gas

The Joint Proposal, with respect to CECONY’s rates for gas delivery service, covers the three-year period January 2014 through December 2016 and is designed to produce a reduction in annual revenues of $55 million in the rate year ending December 2014 and increases in annual revenues of $39 million and $57 million in the rate years ending December 2015 and 2016, respectively. To provide rate stability, the designed revenue changes are proposed to be implemented with zero revenue changes in each rate year and deferral of the impact of the designed revenue changes (which will result in a $32 million regulatory liability at December 31, 2016). The Joint Proposal reflects the following major items with respect to CECONY’s rates for gas delivery service:

•	A weighted average cost of capital of 7.10 percent, 7.13 percent and 7.21 percent for the rate years ending December 2014, 2015 and 2016, respectively, reflecting:

•	return on common equity of 9.3 percent;

•	cost of long-term debt of 5.17 percent, 5.23 percent and 5.39 percent for the rate years ending December 2014, 2015 and 2016, respectively;

•	common equity ratio of 48 percent; and

•	average rate base of $3,521 million, $3,863 million and $4,236 million for the rate years ending December 2014, 2015 and 2016, respectively.

•	Capital expenditures of $524 million (including $5 million for storm hardening), $586 million (including $36 million for storm hardening), and $627 million (including $57 million for storm hardening) in the rate years ending December 31, 2014, 2015 and 2016, respectively.

•	Deferral as a regulatory liability of the revenue requirement impact of the amounts, if any, by which actual average net plant balances for the 36 months ending December 2016 allocable to the company’s gas business for gas delivery (including municipal infrastructure support) and storm hardening are less than the amounts reflected in rates for the respective category for such period. The amounts reflected in rates are:

	Rate Year Ending December 31,
(millions of dollars)	2014	2015	2016
Gas delivery	$3,899	$4,258	$4,698
Storm hardening	3	8	30

•	Deferral as a regulatory asset or liability, as the case may be, of the related revenue requirement impact if, for the rate years ending December 2015 and 2016, the NYSPSC determines that planned capital expenditures for storm hardening should be more or less than the amount reflected in rates.

•	Sharing with gas customers of any actual earnings, excluding the effects of certain items, above specified percentage returns on equity (based on actual average common equity ratio, subject to a 50 percent maximum) as follows:

•	for each of the rate years ending December 2014, 2015 and 2016, the company will allocate to customers the revenue requirement equivalent of 50 percent of earnings above 9.9 percent up to and not including 10.55 percent, 75 percent of earnings equal to or in excess of 10.55 percent up to and not including 11.05 percent and 90 percent of earnings equal to or in excess of 11.05 percent;

•	for each of the rate years ending December 2014, 2015 and 2016, the company will apply 50 percent of its share of any such earnings, and 100 percent of the customers’ share, to reduce regulatory assets for environmental remediation costs and other costs; and

•	in the event the company does not file for a rate increase to take effect in January 2017, the earnings sharing levels for the rate year ending December 2016 will continue in effect, calculated on an annual basis, until base rates are reset by the NYSPSC.

•	Deferral as a regulatory asset or liability, as the case may be, of differences between the actual level of certain expenses, including, among others, expenses for pension and other postretirement benefits, environmental remediation, property taxes and variable rate tax-exempt debt, and amounts for those expenses reflected in rates (with deferral for the difference in property taxes limited to 90 percent of the difference, subject to annual maximum for the remaining 10 percent of the difference of not more than a 10 basis point impact on return on common equity).

•	Provisions pursuant to which the company will retain net revenues from non-firm customer transactions. In each year of the rate plan, the company will retain up to $65 million of any such revenues and 15 percent of any such revenues above $65 million. If such revenues are below $65 million in a rate year, the company will accrue as a current asset the amount by which such revenues are less than $65 million.

•	Continuation of the provisions pursuant to which the effects of weather on gas delivery revenues are reflected in customer bills, and a revenue decoupling mechanism under which the company’s actual gas delivery revenues, inclusive of any such weather adjustment, would be compared, on a periodic basis, with the delivery revenues reflected in rates, with the difference accrued as a regulatory liability or a regulatory asset, as the case may be.

•	Continuation of the rate provisions pursuant to which the company recovers its costs of purchased gas from gas customers.

•	Provisions for potential penalties (up to $33 million in 2014, $44 million in 2015, and $56 million in 2016) if certain gas performance targets are not met.

•	Continued collection from gas customers of $32 million on an annual basis subject to potential refund in the February 2009 NYSPSC prudence proceeding referenced above.

CECONY - Steam

The Joint Proposal, with respect to CECONY’s rates for steam service, covers the three-year period January 2014 through December 2016 and is designed to produce a reduction in annual revenues of $22 million in the rate year ending December 2014 and increases in annual revenues of $20 million in each of the rate years ending December 2015 and 2016. To provide rate stability, the designed revenue changes are proposed to be implemented with zero revenue changes in each rate year and deferral of the impact of the designed revenue changes (which will result in an $8 million regulatory liability at December 31, 2016). The Joint Proposal reflects the following major items with respect to CECONY’s rates for steam service:

•	The same weighted average cost of capital, return on common equity, cost of long-term debt and common equity ratio as discussed above with respect to CECONY’s gas business and average steam rate base of $1,511 million, $1,547 million and $1,604 million for the rate years ending December 2014, 2015 and 2016, respectively.

•	Capital expenditures of $82 million (including $27 million for storm hardening), $94 million (including $31 million for storm hardening), and $98 million (including $35 million for storm hardening) in the rate years ending December 31, 2014, 2015 and 2016, respectively.

•	Deferral as a regulatory liability of the revenue requirement impact of the amounts, if any, by which actual average net plant balances for the 36 months ending December 2016 allocable to the company’s steam business for steam production and distribution and storm hardening are less than the amounts reflected in rates for the respective category for such period. The amounts reflected in rates are:

	Rate Year Ending December 31,
(millions of dollars)	2014	2015	2016
Steam production and distribution	$1,752	$1,732	$1,720
Storm hardening	6	11	25

•	Deferral as a regulatory asset or liability, as the case may be, of the related revenue requirement impact if, for the rate years ending December 2015 and 2016, the NYSPSC determines that planned capital expenditures for storm hardening should be more or less than the amount reflected in rates.

•	Earnings sharing, expense deferral and potential refund ($6 million annually for steam) provisions as discussed above with respect to CECONY’s gas business.

•	Continuation of the rate provisions pursuant to which the company recovers its cost of fuel and purchased steam from its steam customers.

•	Continuation of provisions for potential penalties (up to approximately $1 million annually) if certain steam performance targets are not met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: December 31, 2013